SETTLEMENT AGREEMENT
AND
CONDITIONAL RELEASE OF CLAIMS

This settlement agreement and release of claims is made and entered into by and between Bell Helicopter Textron Inc. (hereafter "Bell") and Hill Aerospace & Defense, LLC (the "defendant") with respect to the lawsuit entitled **Bell Helicopter Textron Inc. v. Hill Industries, Inc., et.al.**, currently pending in the United States District Court for the Central District of California, case no. CV 05 1835 WJR (Ex) (the "lawsuit") concerning Bell's contentions that the defendant and others have been, among other things, infringing certain Bell trademarks by marketing aircraft parts to which Bell part numbers have been affixed or modified without Bell's consent ("Bell's claims").

The parties to this agreement now desire to settle Bell's claims and the lawsuit on the following terms:

1. **Consideration and Release**

(A) The consideration given by the defendant for this settlement and release consists of the following:

(1) The defendant will within 30 days provide a written representation to Bell, in a form acceptable to Bell, signed by an individual authorized to do so, with the intent that it will be binding on the defendant, to the following effect:

a) that it has not affixed (or authorized others to affix) any Bell part numbers to any parts that it has distributed, or, if it has, it will provide Bell with a detailed list, reflecting what the products were, what part numbers were affixed, when they were distributed, and a complete identification of the recipients of such parts (the "distributees")(including their names, addresses, and telephone numbers);

b) that it has not re-marked (or authorized others to re-mark) the Bell part number on any parts that it has distributed, or, if it has, it will provide Bell with a detailed list, reflecting what the products were, what part numbers were re-marked, when they were distributed, and a complete identification of the distributees (including their names, addresses, and telephone numbers);

(2) That the defendant agrees that it will surrender to Bell any parts currently in its actual or constructive possession to which it has applied (or authorized others to apply) any Bell part numbers or on which it has re-marked (or authorized others to re-mark) any Bell part numbers;

(3) That the defendant agrees that it will not in the future apply (or authorize others to apply) any Bell part numbers to or re-mark (or authorize others to re-mark) Bell part numbers on any parts or products that it distributes;

(4) That the defendant agrees that if Bell in the future determines that defendant has distributed parts to which it has applied (or authorized others to apply) Bell part numbers or has re-marked (or authorized others to re-mark) Bell part numbers to any individuals, organizations, or entities other than the distributees identified by it pursuant to subsections 1 (A)(1)(a) and 1 (A)(1)(b), above, all of Bell's claims released by this agreement will revive in full force and effect as to all past distributions covered by this release as if there had been no settlement agreement, and Bell's claims will not then be subject to any procedural defenses related to the timing of Bell's assertion of its rights concerning Bell's claims, including any statute of limitations or laches defenses (which will be deemed to be tolled by the parties' entry into this agreement);

(5) That the defendant agrees that if after the date of this agreement Bell should determine that it has violated subsection 1 (A)(3), above, the existence of this agreement and the parties' rights and obligations under it will in no way impede Bell's right to proceed by lawsuit concerning Bell's claims; and,

(6) In the course of negotiations for this settlement, defendant's counsel has represented to Bell's counsel that defendant had only engaged in one past transaction that may be subject to disclosure under paragraph 1 (A)(1) above. With respect to that transaction, the defendant agrees that Bell may attempt to directly advise the distributees involved in that transaction by letters to them (or, if delivery of such letters proves to be impossible, it may post whatever advisory it deems appropriate on the Product Support portion of Bell's internet website) to the following substantial effect...

> That a controversy exists between Bell and the defendant and/or other defendants in the lawsuit:

a) as to whether or not those parts are genuine Bell parts;

b) that the part numbers on those parts were not affixed to them or authorized to be placed on them by Bell;

c) that the Bell part numbers on those parts may not be correct for the parts and may not accurately reflect the specifications or proper usage for the parts as numbered;

d) that those parts may not have been subjected to Bell quality assurance standards;

e) that Bell may not have been involved in the manufacture of those parts and may not have inspected those parts to ensure their conformance with the involved Bell designs for the part numbers affixed to those parts;

f) that all persons or entities that it so advises have an obligation to similarly advise anyone secondarily receiving such parts from them; and,

g) that Bell denies any responsibility concerning the distribution of those parts, so the customers receiving them should contact only the distributor from whom they received them, but may contact Bell with respect only to the product specifications for those parts.

(7) That the defendant agrees that if Bell in the future determines that defendant has distributed parts to which it has applied (or authorized others to apply) Bell part numbers or has re-marked (or authorized others to re-mark) Bell part numbers to any individuals, organizations, or entities other than the distributees identified by it pursuant to subsections 1 (A)(1)(a) and 1 (A)(1)(b), above, Bell, by <u>any</u> means that Bell in its sole discretion deems suitable, may advise the public of the controversy outlined in paragraph 6 (a) through (g) above.

(8) That the defendant agrees that if after the date of this agreement Bell should determine that it has violated subsection 1 (A)(3), above, Bell, by <u>any</u> means that Bell in its sole discretion deems suitable, may advise the public of the controversy outlined in paragraph 6 (a) through (g) above.

(B) In consideration of all of the foregoing, Bell agrees to the following:

(1) Bell hereby releases and discharges the defendant of and from any and all past, present, or future claims and rights of any nature whatsoever related to the Bell's claims identified herein, subject to the possibility of Bell's right to assert Bell's claims as specified in paragraphs 1(A)(4) and 1(A)(5), above, in which case this release and discharge will be of no force or effect;

(2) Bell will submit a dismissal without prejudice of the lawsuit as to the defendant.

2. <u>Denial of Liability</u>

It is understood and agreed by the parties that this settlement is a compromise of disputed claims; that defendant has denied and continues to deny its liability in this lawsuit; and that this settlement is not to be construed as an admission of liability by defendant.

3. <u>Additional Documents</u>

The parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this agreement.

4. <u>No Presumption Against Drafting Party</u>

This agreement and the provisions contained herein shall not be construed or interpreted against any party on the grounds that the party or the party's legal representative drafted any of its provisions.

5. <u>Captions</u>

The captions contained herein are included solely for convenience and shall not be construed as full or accurate descriptions of the terms hereof. The captions shall not be used in any manner in interpreting the terms and provisions of this agreement.

6. <u>Attorneys' Fees</u>

Bell and the defendant agree to bear their own attorneys' fees, expenses, and costs incurred to date in connection with the lawsuit and the matters that are the subject of this release.

Initial:_____ (the defendant)

7. **Severability**

The provisions in this agreement will be severable, and the invalidity of any portion of the agreement will not affect its overall validity or Bell's ability to enforce the remainder of this agreement.

8. **Governing Law**

This agreement shall be construed and interpreted in accordance with the laws of the State of California.

9. **Counterpart signatures**

The parties agree that they may affix their signatures to separate copies of this document, and those signatures will be considered as if the parties had signed the same document.

10. **Capacity to execute agreement**

The individuals signing this agreement on behalf of the parties for whom they sign represent that they are specifically authorized by those parties to enter into and sign this agreement by the entities for which they sign and that those entities will be full bound by this agreement.

THE UNDERSIGNED HAVE READ THE FOREGOING SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS AND FULLY UNDERSTAND IT AND AGREE TO IT.

Dated: ______________

Hill Aerospace & Defense, LLC
by:__________________________
(printed name)________________
Its:__________________________

Dated: ______________

____
Bell Helicopter Textron Inc., by
Timothy J. Harrington, Jr., Esq.,
Deputy General Counsel-Litigation